A.C. Simmonds and Sons Inc. 8-K/A

Exhibit 99.1

DIRECT REEFER SERVICES, INC.

December 31, 2013 and 2012 Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2013 and 2012

Statements of Operations for the years ended December 31, 2013 and 2012

Statement of Shareholder’s Deficit for the two years ended December 31, 2013 and 2012

Statements of Cash Flows for the years ended December 31, 2013 and 2012

Notes to Financial Statements

March 31, 2014 Interim Financial Statements (unaudited)

Condensed Balance Sheet at March 31, 2014 and December 31, 2013

Condensed Statement of Operations for the three months ended March 31, 2014

Condensed Statements of Cash Flows for the three months ended March 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Direct Reefer Services, Inc.

We have audited the accompanying balance sheets of Direct Reefer Services, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the consolidated financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Direct Reefer Services, Inc. at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in the Note 1 to the accompanying financial statements, the Company has suffered recurring losses and negative cash flows from operations that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York

August 13, 2014

Direct Reefer Services Inc.

Balance Sheet

As at December 31, 2013

	2013	2012

ASSETS
Current Assets

Accounts receivable, net	$179,186	$278,316
Prepaid expenses and other current assets	15,000	15,000
Total Current Assets	194,186	293,316

Property and equipment, net	241,880	294,249

Total Assets	$436,066	$587,565

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities

Cash disbursed in excess of available balance	$4,860	$9,849
Accounts payable and accrued expenses	892,080	758,470
Current portion of long term debt - capital leases	54,342	89,216
Due to shareholder	194,508	78,022
Due to related party 1549037 Ontario Inc.	32,246
Total Current Liabilities	1,178,036	935,557

Non current liabilities
Capital Leases - long term	72,224	101,566

Total Liabilities	1,250,260	1,037,123

Commitments and contingencies	—	—

Stockholders' (deficit):
Common Stock	—

Authorised - unlimited
Issued 100 - par value $1	100	100

Accumulated deficit	(814,294)	(449,658)

Total Stockholders' deficit	(814,194)	(449,558)

Total Liabilities and Stockholder Deficit	$436,066	$587,565

DIRECT REEFER SERVICES INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Revenue:
Sales	$3,595,092	$3,486,512

Cost of Sales	3,146,848	2,977,274

Gross Profit	448,244	509,238

Operating Expenses:
Advertising	13,268	1,079
Depreciation	77,369	111,213
General and administrative	642,419	571,652

Total operating expenses	733,056	683,944

Operating Loss	(284,812.0)	(174,706.0)

Other expenses:
Interest Expense	46,721	150,012
Loss on disposal of assets	33,103

Net loss	$(364,636)	$(324,718)

Net loss per common share- Basic and Diluted	$(3,646)	$(3,247)

Weighted average number of common shares outstanding - Basic and diluted	100	100

Direct Reefer Services, Inc

STATEMENT OF SHAREHOLDERS' DEFICIT

December 31, 2013

	Common Stock		Additional	Accumulated	Total Shareholder's
	Shares	Amount	Paid-in-Capital	Deficit	Deficit

Balance - December 31, 2011	100	$100	$—	$(124,940)	$(124,840)

Net loss for the year	—	—	—	(324,718)	(324,718)

Balance - December 31, 2012	100	100	—	(449,658)	(449,558)

Net loss for the year	—	—	—	(364,636)	(364,636)

Balance - December 31, 2013	100	$100	$—	$(814,294)	$(814,194)

Direct Reefer Services Inc.

Statement of Cash Flows

For the year ended December 31, 2013

	December 31, 2013	December 31, 2012

OPERATING ACTIVITIES

Net Loss	$(364,636)	$(324,718)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	77,369	111,213
Bad debt	18,750	—

Changes in operating assets and liabilities
Accounts Receivable	80,380	21,957
Deposits	—	(15,000)
Due to related party	32,246	—
Accounts Payable	133,610	246,666

Net cash used in operating activities	(22,281)	40,118

INVESTING ACTIVITIES
Net cash used in investing activities	(25,000)	(142,448)

FINANCING ACTIVITIES
Payment for capital lease	(64,216)	95,671
Proceeds from related party	116,486	40,564
Net cash provided by financing activities	52,270	136,235

NET INCREASE IN CASH	4,989	33,905
CASH AT BEGINNING OF YEAR	(9,849)	(42,177)

CASH AT END OF YEAR	(4,860)	(9,849)

Supplementary disclosure of cash flow information:
Cash paid during the period for:
Interest	$46,721	$150,012
Income tax	$0	$0

Supplemental schedule of non-cash investing and financing activities:
Assets purchase on capital lease	$25,000	$105,000

DIRECT REEFER SERVICES INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 And 2012

1.	Nature of operations

Direct Reefer Services Inc. (“the Company”, “we”, “us” or “our”) was incorporated under the Business Corporations Act in the province of Ontario, Canada on October 31, 2003. The Company is in frozen and dry food transportation business that provides transportation, distribution and logistical solutions to food companies.

The Company operates out of leased facilities in Mississauga, Ontario Canada and its clients are mostly in the frozen food business and many have been long standing customers who either do not have their own distribution system, or want deliveries to locations that their trucks do not service but are delivery points for others.

Frozen food deliveries require specialised trailers and the product is maintained in good condition by reefers attached to each trailer. These reefers need to be operational before and for the duration of the trip to maintain the integrity of the cargo. Deliveries are either based on skid lots (LTL) or full truck.

The Company focuses on providing the trailers for these deliveries and relies on owner operators to make the delivery.

2.	Significant accounting policies

Basis of presentation

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Company uses the accrual method of accounting and accrues for costs and expenses outstanding at the end of the accounting period.

In the opinion of management, all adjustments necessary to fairly present the results for the periods presented have been made. All adjustments made are of a normal and recurring nature and no non-recurring adjustments have been made in the presentation of these financial statements.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

The Company records payables for services or materials received. Because of the nature of the business, the Company’s expenses consist mainly of payment to independent owner / operators for deliveries and fuel for maintaining tractors and trailers. Independent operators are responsible for their own fuel, maintenance, insurance etc. costs for their trucks as the company pays for services.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with two financial institutions in the USA.

Concentration of Credit Risk

The Company’s financial instrument that is exposed to a concentration of credit risk is cash and accounts receivable. On occasion, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

To mitigate its credit risk, the Company factors a number of accounts to a factoring who perform due diligence on the customers before advancing funds against. Typically they advance 90% of the receivable and send the balance, less charges (normally 2.5% per month) once they receive the full payment. In the event that an invoice becomes uncollectible, they charge the Company back for the amount outstanding. In the year 2013 the Company has had one significant chargeback of this nature in the amount of $18,500 which was written off as uncollectible after efforts at collection failed.

In the year 2013 the Company has 4 customers accounting for 46% of the business and all others are below 5% of its total sales. In the year 2012, the Company has 5 customers accounting for 53% of the business.

Lease

The Company records its leases on vehicles as capital leases and reflects the liability on its balance sheet.

Cost of Sales

The Company records all costs relating to the operation of its reefer trailers as cost of sales. This includes items such as drivers’ time sheets, trailer fuel costs, insurance, repairs and maintenance, lease expenses on trailers etc.

Going Concern

The accompanying financial statements have been prepared on a basis that assumes the Company will continue as a going concern.  As of December 31, 2013, the Company has a deficit of $814,294 applicable to the shareholder and has incurred significant operating losses and negative cash flows. For the year ended December 31, 2013, the Company sustained a net loss attributable to the Company of $364,636 compared to a net loss of $324,718 for the year ended December 31, 2012. The Company has negative working capital (current liabilities exceed current assets) of $983,850. The Company will need additional financing which may take the form of equity or debt.   In the event the Company is not able to increase its working capital, the Company will not be able to implement or may be required to delay all or part of its business plan, and their ability to attain profitable operations, generate positive cash flows from operating and investing activities and materially expand the business will be materially adversely affected. The accompanying consolidated financial statements do not include any adjustments relating to the classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence.

Revenue Recognition

The Company recognizes revenue on four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectability of those fees. Revenue is generally recognized upon shipment.

In the event of an account becoming uncollectible, the company either accrues this as an allowance for doubtful accounts and charges it against income, or writes it off directly.

The Company recognizes revenue from customers once the delivery to their client has been successfully completed, a signed Bill of Lading has been received and collection is reasonably assured.

Property and Equipment

Property and Equipment are recorded at cost less accumulated amortization. Amortization is calculated annually at the following rates and methods over the established useful lives of the assets as follows:

Trailers	10% Straight Line

Trucks and Tractors	20% Straight Line

Warehouse equipment	10% Straight Line

The Company reviews for impairment of property and equipment whenever events or change in circumstances indicate that the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the assets, an impairment loss is recognized for the excess of the carrying value over the fair value of the assets during the year the impairment occurs.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that effect certain reported amount and disclosures in the financial statements.

Assumptions are based on a number of factors, including historical experience, current events and actions that the Company may undertake in the future, and other assumptions believed reasonable under the circumstances. These estimated are periodically reviewed and, accordingly, adjustments made to these estimates are taken into income in the year in which it is determined. These estimates are subject to measurement uncertainty, and actual results may therefore differ from those estimates. Estimates are used when accounting for certain items, such as useful lives of fixed assets, allowance for doubtful accounts, and provisions for slow-moving inventories and income tax.

Income Tax

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are recognized, net of a valuation allowance, for the estimated future tax effects of deductible temporary differences and tax credit carry-forwards.  A valuation allowance against deferred tax assets is recorded when, and if, based upon available evidence, it is more likely than not that some or all deferred tax assets will not be realized.

There are no unrecognized tax benefits at December 31, 2013 and 2012. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. There are no accrued interests or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized during the year. The Company has determined it has no uncertain tax positions at December 31, 2013. Currently, the Company’s federal and provincial income tax returns for the years 2009-2012 remain open to inspection by the IRS and various state taxing authorities. The Company believes that it has appropriate support for income tax positions taken in its tax returns and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter.

Due to its adverse operating results, the Company has had net operating loss carry forwards for income tax purposes as follows for the years ended December 31:

2009	$103,813
2010	16,265
2011	39,545
2012	178,790

Based on the current year’s results, the Company expects to have an additional loss carry forward for 2013.

Fuel Availability and Cost

The motor carrier industry is dependent upon the availability of fuel and this is the same for our business as our reefer trailers consume a significant amount of fuel.  Fuel shortages or increases in fuel taxes or fuel costs have adversely affected our profitability and will continue to do so.  Fuel prices have fluctuated widely, and fuel prices and fuel taxes have generally increased in recent years.  We have not experienced difficulty in maintaining necessary fuel supplies, and in the past we generally have been able to partially offset increases in fuel costs and fuel taxes through increased freight rates and through a fuel surcharge that increases incrementally as the price of fuel increases above an agreed upon baseline price per gallon.

At December 31, 2013, we did not have any long-term fuel purchase contracts, and we have not entered into any other hedging arrangements that protect us against fuel price increases. However, the company is constantly seeking out the most competitive suppliers to maintain a manageable cost base.

Customers

The Company has maintained a customer base consisting of customers in various sectors of the frozen food business.

The table below shows the revenue attributable to our top 10 customers for the period shown:

	2013	2012
Top 10 customers	74%	73%
Top 5 customers	53%	53%
Largest Customer	12%	13%

Suppliers

The most significant component of our purchases is driver services and fuel.

The table below shows the revenue attributable to our top 10 suppliers for the period shown:

	2013	2012
Top 10 suppliers	70%	66%
Top 5 suppliers	58%	52%
Largest Supplier (related party)	31%	24%
Largest non-related supplier	8%	9%

Liability for Cargo

The Company is responsible for product picked up from various locations from the point of pick up to final destination. The Company has insurance coverage for loss of product resulting from accident or equipment malfunction and damages. The Company has experienced some occasions where product was damaged in-transit or arrived at the customer’s location either damaged or short. Drivers are responsible for any shortages, and damages are either charged back to the pick-up location or absorbed by the company. The losses in this regard has been minimal.

Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for loans payable, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Financial assets measured at amortized cost include accounts receivable, and HST recoverable. Financial liabilities measured at amortized cost include accounts payable.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company shall disclose all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Reclassifications

Certain reclassifications have been made to conform the prior period data to the current presentations. These reclassifications had no effect on the reported results.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

3.	Property and Equipment

Property and equipment consists of the following at December 31, 2013 and 2012.

	December 31	December 31
	2013	2012
Assets
Cost
Warehouse Equipment	$50,750	$50,750
Trailers	683,500	658,500
Trucks and Tractors	336,263	336,263
Total	1,070,513	1,045,513
Accumulated Depreciation and Amortization	828,633	751,264

Net Book Value	$241,880	$294,249

The aggregate depreciation charge to operations was $77,369 and $111,213 for the years ended December 31, 2013 and 2012 respectively. The depreciation policies followed by the company are described in Note 2. During the year ended December 31, 2013, the Company charged to operations $33,103  as loss on disposal of assets. These represented old and non performing equipment that were mostly cannibalized for parts.

4.	Long Term Debt - Capital Leases

The Company had several capital lease obligations. Property under those capital lease obligations (included in property, plant and equipment) at December 31, 2013 and 2012 consist of the following:

Capital Lease Property	2013	2012
Machinery & equipment	$548,263	$523,263
Less: Accumulated depreciation	(380,793)	(343,874)
Net capital lease property	$167,470	$179,389

Depreciation and amortization expense of leased property under capital lease obligations amounted to $36,919, and $57,734 for the year ended December 31, 2013 and 2012, respectively.

The Company acquires its equipment under leases with a bargain purchase option at the end of the lease period. The Company treats these leases as capital leases

	December 31,	December 31,
	2013	2012

The Company’s obligations under these leases are:	$126,566	$190,782

Less current portion	54,342	89,216

	$72,224	$101,566

Capital Lease payments	December 31

	2014	60,384
	2015	33,312
	2016	26,329
	2017	18,409
	Less interest	(11,867)
		$126,566

5.	Share Capital

	December 31,	December 31,
	2013	2012
Issued
100 common shares, par value $1	$100	$100

6.	Related Party Transactions

	December 31	December 31
	2013	2012

Italo Countre is a related party to the Company. He is the brother of Sam Sinisi and provides services to the Company in the form of drivers and trucks who make deliveries on behalf of the Company’s customers to their clients. Pricing of these services is based on market rates consistent with the rates paid to other independent drivers used by the Company. The value of services provided by Italo’s Companies were:	$500,080	$717,146

This represents billings made by Italo’s Companies for drivers’ charges on deliveries made on DRS’ behalf.

As a percentage of total purchases by the Company	31%	24%

The net amount owing to Italo and his companies were:	$388,773	$510,694

These amounts were included in Accounts Payable at year end.

As a percentage of Accounts Payable, this represents	43%	65%

In addition, Italo paid for certain expenses on behalf of the Company which he is reimbursed for. At the end of the year, the Company owed him an amount which is reflected as

Due to related parties 1540937 Ontario Inc.	$32,246	$—

Due to the Company’s precarious cash position, Sam Sinisi, had to inject funds either from personal savings, credit cards or loans from acquaintances to meet cash requirements and these are recorded as due to shareholder. This loan is interest free and unsecured.

The amounts owing at the end of the year is as follows:	$194,508	$78,022

7.	Commitments and Contingencies

The Company has no outstanding employment contracts or agreements with any officer or individual and has not entered into any contracts or agreements with others including supply of services or purchase of goods and services.

Litigation

The company does not have any outstanding legal obligation or litigation that it is aware of at this time.

8.	Financial Instruments

Financial instruments consist of recorded amounts of accounts receivable which will result in future cash receipts, as well as bank notes payable, accounts payable and long term debt which will result in future cash outlays.

The Company is exposed to the following risks in respect of certain of the financial instruments held.

Fair Value

Accounting principles generally accepted in the United States of America requires that the Company disclose information about the fair value of its financial assets and liabilities unless it is not practicable within the constraint of timelines or cost to determine the fair value of the financial assets and liabilities with sufficient reliability. All financial assets and liabilities are stated at cost which approximates fair market value.

Credit risk

The Company is subject to risk on non-payment of accounts receivable. However, the Company has a number of customers which minimizes the concentration of credit risk. The Company believes that there is minimal risk associated with the collection of these amounts.

Interest rates risk

The Company negotiates the interest rate on its leases at the time of acquisition of the equipment and this rate is locked in for the duration of the lease.

Currency risk

The Company has no currency risk exposure as all of its transactions are conducted in Canadian currency.

9.	Subsequent events

On May 20, 2014, BLVD Holdings, Inc. (BLVD) entered into a share purchase agreement with the sole shareholders of the Company to purchase one hundred percent (100%) of the outstanding shares of the common stock of the Company in consideration for a total of:

72,000 shares of BLVD’s Series A-2 6% 2014 Convertible Redeemable Preferred Stock, par value $0.001 per share. The Series A-2 6% Preferred Stock has a stated value of $10.00 per share and is convertible into BLVD’s common stock at a conversion value of $10.00 per share. The Series A-2 Preferred Stock has a 6% dividend paid annually in arrears on a non- cumulative basis.

DIRECT REEFER SERVICES INC.

Balance Sheet

	March 31,	December 31,
	2014	2013

ASSETS
Current Assets
Cash and cash equivalents	$—	$—
Accounts Receivable	160,542	179,186
Inventories	—
Prepaid expenses and other current assets	15,000	15,000
Total Current Assets	175,542	194,186

Property and equipment, net	227,117	241,880
Goodwill and intangible assets, net	—	—
Other non current assets	—	—

	$402,659	$436,066

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Cash disbursed in excess of available balance	$11,106	$4,860
Bank Indebtedness	—
Accounts Payable	916,215	892,080
Current portion of long term debt - leases	40,756	54,342
Due to shareholder	210,961	194,508
Due to related party 1549037 Ontario Inc.	32,246	32,246
Total Current Liabilities	1,211,284	1,178,036

Non current liabilities - Capital Leases	72,224	72,224

Stockholders' deficit:
Preferred stock	—
Common stock par value $1	100	100

Additional paid-in capital	—

Accumulated deficit	(880,949)	(814,294)
Other Comprehensive Income	—
Total Stockholders' deficiency	(880,849)	(814,194)

	$402,659	$436,066

DIRECT REEFER SERVICES INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 1 TO MARCH 31, 2014

2014

Sales	$740,865

Cost of Sales	$673,566

Gross Profit	$67,299

Operating Expenses	$119,248

Loss from operations	$(51,949)

Interest Expense	$13,906

Loss after interest expense	$(65,855)

Loss on disposal of assets	$—

Net loss	$(65,855)

DIRECT REEFER SERVICES INC.

Statement of Cash Flows

For the 3 months ended March 31, 2014

March 31
2014
OPERATING ACTIVITIES

Net Loss	$(65,855)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	14,763
Loss on disposal of fixed assets	—

Changes in operating assets and liabiities
Accounts Receivable	18,644
Prepaid expenses	—
Other assets	—
Accounts Payable	24,135

Net cash used in operating activities	(8,313)

Increase in loan from related parties	16,453

INVESTING ACTIVITIES
Net cash used in investing activities	—

FINANCING ACTIVITIES
Net cash provided by financing activities	(14,386)

NET INCREASE (DECREASE) IN CASH	(6,246)
(increase in long term debt)

CASH AT BEGINNING OF PERIOD	(4,860)

CASH AT END OF PERIOD	$(11,106)